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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Connectivity Technologies Inc. (formerly Tigera Group, Inc.) on Form S-8 (File No. 33-02655) of our report dated February 24, 1997, on our audits of the consolidated financial statements of Connectivity Technologies Inc. as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-KSB.


                                                /s/ Coopers & Lybrand L.L.P.


Detroit, Michigan
March 27, 1997





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